EXHIBIT 16.1

November 4, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Premier Exhibitions, Inc.’s statements included under Item 4.01 of its Form 8-K to be filed on November 4, 2015 and we agree with such statements regarding our firm.

MNP LLP